Report of Independent Registered Public Accounting Firm

To the Board of Trustee and Shareholders of PowerShares Exchange-Traded Fund Trust II:

In planning and performing our audit of the financial statements of each of the Portfolios listed in Appendix A (each a portfolio of PowerShares Exchange-Traded Fund
Trust II, hereinafter referred to as the "Portfolios") as of and for the year ended October 31, 2012, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Portfolios' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Portfolios' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Portfolios' internal control over financial reporting.

The management of the Portfolios is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A portfolio's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A portfolio's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the portfolio; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the portfolio are being made only in accordance with authorizations of management and trustees of the portfolio; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a portfolio's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Portfolios' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Portfolios' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Portfolios' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2012.

This report is intended solely for the information and use of management and the Board of Trustees of PowerShares Exchange-Traded Fund Trust II and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



/s/ PricewaterhouseCoopers LLP
Chicago, IL
December 21, 2012













































Appendix A

Fixed Income
PowerShares 1-30 Laddered Treasury Portfolio
PowerShares Build America Bond Portfolio
PowerShares CEF Income Composite Portfolio
PowerShares Chinese Yuan Dim Sum Bond Portfolio
PowerShares Convertible Securities Portfolio
PowerShares Emerging Markets Sovereign Debt
Portfolio
PowerShares Fundamental High Yield Corporate Bond
Portfolio
PowerShares Fundamental Investment Grade Corporate
Bond Portfolio
PowerShares Insured California Municipal Bond
Portfolio
PowerShares Insured National Municipal Bond Portfolio
PowerShares Insured New York Municipal Bond
Portfolio
PowerShares International Corporate Bond Portfolio
PowerShares Preferred Portfolio
PowerShares VRDO Tax-Free Weekly Portfolio

International
PowerShares DWA Developed Markets Technical
Leaders Portfolio
PowerShares DWA Emerging Markets Technical
Leaders Portfolio
PowerShares Emerging Markets Infrastructure Portfolio
PowerShares FTSE RAFI Asia Pacific ex-Japan Portfolio
PowerShares FTSE RAFI Developed Markets ex-U.S.
Portfolio
PowerShares FTSE RAFI Developed Markets ex-U.S.
Small-Mid Portfolio
PowerShares FTSE RAFI Emerging Markets Portfolio
PowerShares Global Agriculture Portfolio
PowerShares Global Clean Energy Portfolio
PowerShares Global Coal Portfolio
PowerShares Global Gold and Precious Metals Portfolio
PowerShares Global Nuclear Energy Portfolio
PowerShares Global Steel Portfolio
PowerShares Global Water Portfolio
PowerShares Global Wind Energy Portfolio
PowerShares MENA Frontier Countries Portfolio
PowerShares S&P International Developed High Quality
Portfolio

High Beta & Low Volatility
PowerShares S&P 500 High Beta Portfolio
PowerShares S&P 500 High Dividend Portfolio
PowerShares S&P 500 Low Volatility Portfolio
PowerShares S&P Emerging Markets High Beta Portfolio
PowerShares S&P Emerging Markets Low Volatility
Portfolio
PowerShares S&P International Developed High Beta
Portfolio
PowerShares S&P International Developed Low
Volatility

KBW
PowerShares KBW Bank Portfolio
PowerShares KBW Capital Markets Portfolio
PowerShares KBW High Dividend Yield Financial
Portfolio
PowerShares KBW Insurance Portfolio
PowerShares KBW International Financial Portfolio
PowerShares KBW Premium Yield Equity REIT Portfolio
PowerShares KBW Property & Casualty Insurance
Portfolio
PowerShares KBW Regional Banking Portfolio

S&P Small Cap
PowerShares DWA SmallCap Technical Leaders
Portfolio
PowerShares S&P SmallCap Consumer Discretionary
Portfolio
PowerShares S&P SmallCap Consumer Staples Portfolio
PowerShares S&P SmallCap Energy Portfolio
PowerShares S&P SmallCap Financials Portfolio
PowerShares S&P SmallCap Health Care Portfolio
PowerShares S&P SmallCap Industrials Portfolio
PowerShares S&P SmallCap Information Technology
Portfolio
PowerShares S&P Small Cap Materials Portfolio
PowerShares S&P SmallCap Utilities Portfolio

Allocation
PowerShares Ibbotson Alternative Completion Portfolio
PowerShares RiverFront Tactical Balanced Growth
Portfolio
PowerShares RiverFront Tactical Growth & Income
Portfolio

Senior Loan
PowerShares Senior Loan Portfolio